UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 22, 2005

                                K2 DIGITAL, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its chapter)

           Delaware                  1-11873                     13-3886065
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(State or other jurisdiction       (Commission                  (IRS Employer
       of incorporation)           File Number)              Identification No.)

         c/o Law Offices of Thomas G. Amon
         500 Fifth Avenue, Suite 1650, New York, New York           10110
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         (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (212) 810-2430

                                    Not Applicable
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          (Former name or former address, if changed since last report)

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SECTION 1.        REGISTRANT'S BUSINESS AND OPERATIONS


ITEM 1.01         ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On December 22, 2005, the Registrant signed a letter of intent with NPOWR Digital Media, Inc. ("NPOWR") a California corporation, whereby NPOWR will acquire 1,500,000 shares of K2 preferred shares convertible into common stock, on a 1 x 1 basis, at a purchase of $165,000. K2, its wholly-owned subsidiary, K2 Acquisition Corp. ("Merger Sub") and NPOWR intend to enter into a merger agreement whereby Merger Sub will merge with and into NPOWR. In connection with the merger, the shareholders of NPOWR will acquire a controlling interest in K2. NPOWR's designees will be appointed as directors of K2 and the Board and shareholders will approve a 3 x 1 reserve split of K2 shares such that the current shareholders of K2 own approximately 1,660,000 million post merger shares representing 5% of the post merger shares issued and outstanding.

Incorporated in California in July 2001, NPOWR Digital Media Inc. is poised to become one of the leaders in the next generation technology that fulfills the long-awaited promise of a convergence between television and the internet. As progressive websites increasingly focus on integrating rich media into otherwise dry presentations, NPOWR's proprietary technology is generating wide-ranging interest. The company's pilot initiative, stimTV(TM), will utilize its technologies in addressing the dramatically growing markets for interactive television and video-on-demand.

NPOWR's mission is to create practical technology and programming solutions for the dynamic iTV/VOD marketplace. The company expects its cutting-edge technology and related media products to establish it as a media industry leader in the delivery of personalized television programming. NPOWR's management believes that its technology, which facilitates the customization of programming from a database of stored media assets, will allow significant improvements and innovations to be brought to the growing market for interactive television (in/) and video-on-demand (VOD), as well as for on-line broadband media delivery to homes and businesses for entertainment, distance-learning, training, and marketing.

Following completion of the purchase and sale of preferred shares, which will close on or before January 16, 2006, the parties anticipate closing the merger transaction during K2's first fiscal quarter. The transaction is subject to the normal conditions for closing, including satisfactory due diligence by the parties.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              K2 DIGITAL, INC.
                                (Registrant)

Date: December 23, 2005

                              By:  /s/ Gary Brown
                              --------------------------------------------------
                              Name:  Gary Brown
                              Title: President
                                     Principal Financial and Accounting Officer